Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the accompanying Quarterly Report on Form 10-Q/A of Ligand Pharmaceuticals Incorporated (the “Company”) for the quarter ended March 31, 2007, I, John P. Sharp, Vice President of Finance and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:
     (1) such Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in such Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of the Company.
     The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date: May 23, 2007	/s/ John P. Sharp
John P. Sharp
Vice President of Finance and Chief Financial Officer